Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
 CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
240 Greenwich Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

AngloGold Ashanti Holdings plc
(Exact name of obligor as specified in its charter)

The Isle of Man (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
4th Floor, Communications House South Street Staines-upon-Thames, TW18 4PR United Kingdom (Address of principal executive offices)	(Zip code)

AngloGold Ashanti Limited
(Exact name of registrant as specified in its charter)

The Republic of South Africa (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
112 Oxford Road Houghton Estate, Johannesburg, 2198 (Private Bag X 20, Rosebank, 2196) South Africa (Address of principal executive offices)	(Zip code)

Debt Securities and Guarantees of Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429
The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the “Act”).

1.
A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-261533).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-229519).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of March, 2022.

THE BANK OF NEW YORK MELLON

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2021, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,236,000
Interest-bearing balances	111,594,000
Securities:
Held-to-maturity securities	56,862,000
Available-for-sale debt securities	101,202,000
Equity securities with readily determinable fair values not held for trading	3,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	12,623,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	31,038,000
LESS: Allowance for loan and lease losses	177,000
Loans and leases held for investment, net of allowance	30,861,000
Trading assets	11,791,000
Premises and fixed assets (including capitalized leases)	2,938,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	1,523,000
Direct and indirect investments in real estate ventures	0
Intangible assets	7,069,000
Other assets	14,522,000
Total assets	356,225,000

LIABILITIES
Deposits:
In domestic offices	197,707,000
Noninterest-bearing	89,955,000
Interest-bearing	107,752,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	114,105,000
Noninterest-bearing	7,084,000
Interest-bearing	107,021,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	4,711,000
Trading liabilities	2,940,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	741,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	7,623,000
Total liabilities	327,827,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,763,000
Retained earnings	16,487,000
Accumulated other comprehensive income	-987,000
Other equity capital components	0
Total bank equity capital	28,398,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	28,398,000
Total liabilities and equity capital	356,225,000

I, Emily Portney, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Emily Portney
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors